Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File Nos. 333-102699 and 333-214283) and the Registration Statements on Form S-8 pertaining to QCR Holdings, Inc. 401(k)/Profit Sharing Plan (File No. 333-116022), QCR Holdings, Inc. 2005 Deferred Income Plan (File No. 333-127466), QCR Holdings, Inc. 2008 Equity Incentive Plan (File No. 333-151042), QCR Holdings, Inc. 2013 Equity Incentive Plan (File No. 333-188391), QCR Holdings, Inc. 2010 Equity Incentive Plan (File No. 333-188391), QCR Holdings, Inc. Amended and Restated Employee Stock Purchase Plan (File No. 333-188391), and QCR Holdings, Inc. 2016 Equity Incentive Plan (File No. 333-214282) of our reports dated March 15, 2019 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of QCR Holdings, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of QCR Holdings, Inc. for the year ended December 31, 2018.

Davenport, Iowa

March 15, 2019